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                                                                    EXHIBIT 99.1

[FRANKLIN BANK LOGO]

IMMEDIATE RELEASE
-----------------
                                      For Further Information:
                                      Craig L. Johnson, President & CEO
                                      Leonard Carleton, Chief Financial Officer
                                      (248) 358-6483

FRANKLIN BANCORP, INC.'S SHAREHOLDERS APPROVE MERGER WITH FIRST PLACE FINANCIAL CORP.

Southfield, Michigan, April 6, 2004 - Franklin Bancorp, Inc. (NASDAQ: FBCP), parent company of Franklin Bank, N. A., announces that at a special meeting of its shareholders held on April 5, 2004, the shareholders approved, by the affirmative vote of a majority of the outstanding common shares, the Agreement and Plan of Merger, dated as of November 10, 2003 and as amended on February 3, 2004, between Franklin Bancorp and First Place Financial Corp. (NASDAQ: FPFC), pursuant to which Franklin Bancorp will merge with and into First Place. Franklin Bancorp expects that the merger will receive all necessary regulatory approvals, and that the merger will become effective in the latter part of the second calendar quarter.

"The overwhelming support of our shareholders, as evidenced by over 98% of shares voted being in favor of the merger, confirms management and the Board's belief that this transaction is in the best interest of Franklin's shareholders. The fact that the Franklin name will remain in the southeast Michigan markets, combined with the additional products and services our partnership with First Place will allow us to provide to our customers, were also important factors in the shareholders' decision", commented Craig L. Johnson, President and Chief Executive Officer of Franklin Bancorp.

Additional Information
----------------------
In connection with the registration of the First Place Financial Corp. common shares to be issued in the proposed merger, First Place filed an amended registration statement on Form S-4 with the Securities and Exchange Commission
(SEC) on February 9, 2004. In addition, Franklin Bancorp mailed a definitive proxy statement/prospectus, dated February 9, 2004, to all shareholders that were entitled to vote at the special meeting of the shareholders. First Place filed a copy of the definitive proxy statement/prospectus with the SEC on February 9, 2004. Investors are urged to read the registration statement, definitive proxy statement/prospectus and any other documents filed with the SEC because they contain important information about Franklin Bancorp, First Place and the proposed merger. Investors may obtain these documents free of charge at the web site maintained by the SEC at www.sec.gov. In addition, a copy of the definitive proxy statement/prospectus may be obtained, free of charge, by requesting it in writing from First Place Financial Corp., 185 East Market Street, Warren, Ohio 44482, Attention: David L. Mead, Chief

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Financial Officer, telephone (330) 373-1221, or from Franklin Bancorp, Inc.,
24725 West Twelve Mile Road, Southfield, Michigan 48034, Attention: Leonard Carleton, Chief Financial Officer, telephone (248) 358-6483.

Forward-Looking Statements
--------------------------
Except for the historical information contained herein, the matters discussed in this press release may be deemed to be forward-looking statements that involve risks and uncertainties. There can be no assurance that all regulatory approvals needed to consummate the merger will be obtained. Actual results could differ materially from those contemplated by these forward-looking statements. Franklin Bancorp disclaims any intent or obligation to update these forward-looking statements.

About Franklin Bancorp, Inc.
----------------------------
Franklin Bancorp, with $519 million in total assets, serves as the holding company of Franklin Bank, National Association and is headquartered in Southfield, MI. Franklin Bank specializes in serving small and medium-sized business customers and their owners throughout the metropolitan Detroit area. Franklin Bank's executive offices, Business Center and one regional branch are located in Southfield, with additional regional branches in Birmingham, Troy and Grosse Pointe Woods, and lending centers located in Northville and Grand Blanc. Additional information about Franklin Bank may be found on its web site at: www.franklinbank.com.

About First Place Financial Corp.
---------------------------------
First Place Financial Corp. is a $1.7 billion financial services holding company headquartered in Warren, Ohio. First Place Financial Corp. includes First Place Bank, with 22 retail locations, including the new First Place Financial Center in Solon, Ohio, and 13 loan production offices throughout the state of Ohio. In addition to First Place Bank, the other operating subsidiaries include First Place Insurance Agency, Ltd.; Coldwell Banker First Place Real Estate, Ltd.; TitleWorks Agency, LLC and APB Financial Group, Ltd., an employee benefit consulting firm and specialists in wealth management services for businesses and consumers. Additional information about First Place Financial Corp. may be found on its web site at: www.firstplacebank.net.

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